                                   EXHIBIT 11

                           ORGANIC FOOD PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                          YEARS ENDED          NINE MONTH PERIODS ENDED
                                                            JUNE 30,                   MARCH 31,
                                                    -----------------------     -----------------------
                                                       1996          1995          1997          1996
                                                    ---------     ---------     ---------     ---------
PRIMARY EARNINGS PER SHARE:(1)
COMMON STOCK EQUIVALENTS
   OPTIONS AND WARRANTS GRANTED AND UNEXERCISED     1,175,000     1,175,000     1,175,000     1,175,000
   ASSUMED BUYBACK OF OPTIONS(2)                     (705,250)     (705,250)     (705,250)     (705,250)
                                                    ---------     ---------     ---------     ---------
                                                      469,750       469,750       469,750       469,750
TOTAL WEIGHTED AVERAGE SHARES ISSUED                5,297,913     5,297,913     5,297,913     5,297,913
                                                    ---------     ---------     ---------     ---------
WEIGHTED AVERAGE SHARES OUTSTANDING                 5,767,663     5,767,663     5,767,663     5,767,663
                                                    ---------     ---------     ---------     ---------
                                                    ---------     ---------     ---------     ---------

FULLY DILUTED EARNINGS PER SHARE:(1)
COMMON STOCK EQUIVALENTS
   OPTIONS AND WARRANTS GRANTED AND UNEXERCISED     1,175,000     1,175,000     1,175,000     1,175,000
   ASSUMED BUYBACK OF OPTIONS(2)                     (705,250)     (705,250)     (705,250)     (705,250)
                                                    ---------     ---------     ---------     ---------
                                                      469,750       469,750       469,750       469,750
TOTAL WEIGHTED AVERAGE SHARES ISSUED                5,297,913     5,297,913     5,297,913     5,297,913
                                                    ---------     ---------     ---------     ---------
WEIGHTED AVERAGE SHARES OUTSTANDING                 5,767,663     5,767,663     5,767,663     5,767,663
                                                    ---------     ---------     ---------     ---------
                                                    ---------     ---------     ---------     ---------

(1) EARNINGS PER SHARE ARE BASED UPON THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE RESPECTIVE YEARS. ALL WEIGHTED AVERAGE SHARES OUTSTANDING GIVE RETROACTIVE EFFECT TO THE 2,000 FOR 1 STOCK SPLIT IN OCTOBER, 1995, AND THE ISSUANCE OF 2,250,000 IN RELATION TO THE PURCHASE COMBINATION. PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, COMMON STOCK ISSUED FOR CONSIDERATION BELOW THE ANTICIPATED OFFERING PRICE PER SHARE DURING THE PERIOD PRIOR TO FILING OF THE REGISTRATIONS STATEMENT HAS BEEN INCLUDED IN THE CALCULATION OF COMMON SHARE EQUIVALENT SHARES, USING THE TREASURY STOCK METHOD, AS IF THEY HAD BEEN OUTSTANDING FOR ALL PERIODS PRESENTED.

(2) BUYBACK OF OPTIONS UNDER THE TREASURY STOCK METHOD IS AT THE ASSUMED IPO PRICE OF $4.00 PER SHARE.